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                                 Exhibit 10(MM)

                            Surplus Contribution Note
                                     Between
                            Milbank Insurance Company
                                       And
                       Meridian Security Insurance Company
                                      Dated
                               September 30, 2002
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                            SURPLUS CONTRIBUTION NOTE


$15,000,000                                                   September 30, 2002


                  Milbank Insurance Company a stock insurance company organized under the laws of the State of South Dakota (herein called the "Company"), for value received consisting of cash or other admitted assets having readily determinable values and liquidity, hereby promises to pay, subject to the terms and conditions set forth below, to Meridian Security Insurance Company, an Indiana domiciled insurance company, or its assigns ("Holder") the principal sum of Fifteen Million United States dollars ($15,000,000) on the Maturity Date (as defined below) and to pay interest thereon, subject to the terms and conditions set forth below, from the date hereof (in the case of the first payment) or the most recent Scheduled Interest Payment Date (as defined below) to which interest has been paid or duly provided for, semiannually in arrears commencing March 30, 2003 (each a "Scheduled Interest Payment Date"), at the rate per annum equal to the yield for U.S Treasury ten (10) year notes as published in the Wall Street Journal on September 30, 2002 plus one hundred (100) basis points. The interest rate shall be adjusted, on October 1, 2007, to the then current yield for U.S. Treasury ten (10) year notes plus one hundred (100) basis points, until the principal hereof is paid or duly provided for.

         For purposes hereof, the "Maturity Date" shall be the earlier to occur of: (1) the date upon which the Director of Insurance of the State of South Dakota (or such other governmental official, body or authority as may, after the date of issue of this Note, become the primary regulator of the financial condition of the Company, together the "Director") obtains an order or grants approval for the rehabilitation, liquidation, conservation or dissolution of the Company, or (2) September 30 2012.

     1. All payments of principal or interest on this Note may be made only with the prior written approval of the Director and if, after payment, the ratio of the Company's total adjusted capital to authorized control level risk based capital as defined by the National Association of Insurance Commissioners risk based capital requirements is equal to or exceeds four (4) to one (1). Subject to such restriction and to the restrictions in Paragraph 3 and 5 hereof (the "Payment Restrictions"), this Note is a direct and unsecured obligation of the Company.

     2. Payments of principal or interest on this Note shall be made, in accordance with the foregoing and subject to applicable laws and regulations, to the Holder at the principal business office of the Holder or such other place, which shall be acceptable to the Company, as the Holder hereof shall designate in writing to the Company. Payments shall be made in immediately available funds in lawful money of the United States. Subject to the provisions of Paragraph 1 hereof, this Note may be repaid, in whole at any time or in part from time to time, without premium or penalty and with interest to the date of payment.

     3. Notwithstanding anything to the contrary set forth herein, any payment of principal of, interest on or any monies owing with respect to this Note, whether at a Scheduled Interest Payment Date or the Maturity Date specified herein or otherwise, may be made only with the prior approval of the Director. If the Director does not approve the making of any payment of principal of or interest on this Note on a Scheduled Interest Payment Date or the Maturity Date thereof, as specified herein, the Scheduled Interest Payment Date or Maturity Date, as the case may be shall be extended until such time, if any, at which such conditions are met and such payment shall be made by the Company on the Business Day following the Business Day on which the Company shall have the approval of the Director to make such payment. Interest will continue to accrue at the rate of interest stated on the face hereof through the actual date of

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payment (i) on any such unpaid principal (but not on interest with respect to which a Scheduled Interest Payment Date has been extended, during the period of such extension) and (ii) to the extent permitted by law, on interest with respect to which the approval of the Director has been obtained and which is not punctually paid or duly provided for on the Scheduled Interest Payment Date.

         "Business Day" means any day other than a Saturday, Sunday or any other day in which banking institutions are authorized or required by law to close in New York, New York.


     4. For so long as this Note remains outstanding or any amount remains unpaid, the Company shall use its reasonable good faith efforts to obtain the approval of the Director for the payment by the Company of interest on and principal of this Note on the Scheduled Interest Payment Dates or Maturity Date thereof, and in the event any such approval has not been obtained for any such payment at or prior to a Scheduled Interest Payment Date or the Maturity Date thereof, as the case may be, to continue to use its reasonable good faith efforts to obtain such approval promptly thereafter. The Company shall notify or cause to be notified the Holder promptly following any Scheduled Interest Payment Date for interest on or the Maturity Date for principal of this Note in the event that the Director has not approved the making of any such payment on such Scheduled Interest Payment Date or such Maturity Date and the Company shall have failed to make any such payment on any such Scheduled Interest Payment Date or such Maturity Date.

     5. (a) The Company agrees, the Holder of this Note by accepting this Note agrees, that the Indebtedness evidenced by this Note is subordinated in right of payment to the extent and in the manner provided in this Paragraph 5, to the prior payment in full of all Indebtedness and Claims (each as hereinafter defined).

     (b) Upon any distribution to creditors of the Company in any rehabilitation, liquidation, conservation, or dissolution proceeding relating to the Company or its property, the Holder of Indebtedness and the Holders of Claims will first be entitled to receive payment in full of all amounts due or to become due with respect thereto before the Holders will be entitled to receive any payment in respect of the principal of or interest on this Note.

     (c) If a distribution is made to the Holder of this Note that, because of this Paragraph 5, should not have been made to such Holder, such Holder who received the distribution shall hold it in trust for Holders of Claims and Indebtedness and pay it over to them as their interests may appear, provided, however, that no such payment over shall be required following 120 days after the Holder receives any such distribution.

     (d) This Paragraph 5 defines the relative rights of this Holder of this Note, on the one hand, and Holders of any other claims, in accordance with SDCL Chapter 58-29B, et seq. and any successor provisions, in each case as may be amended from time to time (the "Liquidation Act"), on the other hand. Nothing in this Note shall (i) impair, as between the Company and the Holder of this Note, the obligation of the Company which is, subject to the Payment Restrictions, absolute and unconditional to pay principal of and interest on this Note in accordance with its terms; or (ii) affect the relative rights of the Holder of this Note and creditors of the Company, other than Holders of Claims or Indebtedness; or (iii) prevent the Holder of this Note from exercising any available remedies upon a breach by the Company of its obligations hereunder, subject to the rights of Holders Claims or Indebtedness to receive distributions otherwise payable to the Holder of this Note.

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     (e) The Holder of this Note, by acceptance hereof, agrees to take such action as may be necessary or appropriate to effectuate the subordination provided in this Paragraph 5.

     As used herein, "Indebtedness" of the Company shall mean (i) all existing or future indebtedness of the Company for borrowed money, goods, services, or the like, (ii) all existing or future indebtedness for borrowed money, goods, services, or the like of other persons, the payment of which is guaranteed by the Company, (iii) all existing or future obligations of the Company under any agreement obligating the Company to cause another person to maintain a minimum level of net worth or otherwise to ensure the solvency of such person, and (iv) all other claims or amounts owed, to the extent that the payment of principal of, interest on and any other amount due with respect to this Note is required by the Liquidation Act or otherwise by law to be subordinated to the prior payment of any such claim or amount. Any indebtedness of any surplus notes or similar obligations of the Company which by their express terms rank pari passu with, or are subordinate to right of payment to, this Note shall not constitute Indebtedness.

     As used herein, "Claims" shall mean all existing or future claims of policyholders, beneficiaries and insureds under any and all existing or future policies, endorsements, riders, and other contracts of insurance issued, assumed or renewed by the Company , all existing or future claims of cedents, retrocessionaires and/or reinsurers of the Company with respect to treaties, contracts and binders or reinsurance (including facultative certificates issued pursuant thereto) to which the Company is a party, and all claims of the South Dakota Property and Casualty Insurance Guaranty Association, or any similar organization in another state, and all other claims of any general creditor of the Company (but not including any claims arising from any express terms which rank pari passu with, or are subordinate in right of payment to, this Note).

     6. The Holder of this Note may enforce this Note only in the manner set forth below.

     (a) In the event that any state or federal agency shall obtain an order or grant approval for the rehabilitation, liquidation, cancellation or dissolution of the Company, this Note will upon the obtaining of such an order or the granting of such approval immediately mature in full without any action on the part of the Holder of this Note, with payment thereon being subject to the Payment Restrictions, and any restrictions imposed as a consequence of, or pursuant to, such proceedings. Notwithstanding any other provision of this Note, in no event shall the Holder of this Note be entitled to declare this Note to immediately mature or otherwise be immediately payable.

     (b) In the event that the Director approves in whole or in part a payment of any interest on or principal of this Note and the Company fails to pay the full amount of such approved payment on the date such amount is scheduled to be paid, such approved amount will be immediately payable on such date without any action on the part of the Holder of this Note, and the Holder of this Note may pursue any available remedy to collect such approved payment of principal of or interest, together with such further amount as shall be sufficient to cover the reasonable costs and expenses of collection, including reasonable attorneys' fees. In the event that the Company fails to perform any of its other obligations hereunder, the Holder of this note may pursue any available remedy to enforce the performance of any provision of this Note, provided, however, that such remedy shall in no event include the right to declare this Note immediately payable. A delay or omission by the Holder of this Note in exercising any right or remedy accruing as a result of the Company's failure to perform its obligations hereunder shall not impair such right or remedy or constitute a waiver of or acquiescence in such nonperformance by the Company. To the extent permitted by law, no remedy is exclusive of any other remedy and all remedies are cumulative.

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     (c) Notwithstanding any other provision of this Note, the right of the
Holder of this Note to receive payment of the principal of and interest on this Note, on or after the respective Scheduled Interest Payment Date or Maturity Date, or to bring suit for the enforcement of any such payment on or after such respective Dates, in each case subject to such payment on such Dates having received the approval of the Director pursuant to the Payment Restrictions, is absolute and unconditional and shall not be impaired or affected without the consent of the Holder.

     7. No recourse shall be had for the payment of the principal of or interest on this Note or for any claim based hereon or otherwise in respect hereof, against any incorporator, stockholder, officer or director, as such, past, present or future, of the Company or of any affiliate, predecessor or successor corporation, either directly or through the Company or otherwise, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty, or otherwise, all such liability being by the acceptance hereof expressly waived and released; provided, however, that nothing contained herein shall be taken to prevent recourse to and enforcement of the liability, if any of any shareholder, or any stockholder or subscriber to common capital stock of the Company upon or in respect of shares of capital stock not fully paid up.

     8. This Note shall be governed by, and construed in accordance with, the law of the State of South Dakota. Without limiting the foregoing, the Director's exercise of regulatory authority, including approval of payments under this Note, shall be governed by, and construed in accordance with, the law of the State of South Dakota.

     9. The invalidity of any provision of this Note shall in no way affect the validity of any other provision. This Note is binding upon and shall inure to the benefit of the parties hereto and their heirs, successors, personal representatives, and permitted assigns. The Note may not be changed, waived, or terminated except in a writing signed by the party against whom enforcement of the change, waiver or termination is sought.

          IN WITNESS WHEREOF, the Company has caused this Note to be duly executed under seal.



                                            By:  /s/ Robert H. Moone
                                                 ---------------------------
                                                 Robert H. Moone
                                                 President

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